UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 20, 2008

Willow Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Suite 300, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 995-1700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 20, 2008, Willow Financial Bancorp, Inc. (the “Company”), Willow Financial Bank (the “Bank”) and Joseph T. Crowley entered into a Severance and Release Agreement (the “Severance Agreement”).  Effective June 30, 2008 (the “Effective Date”), the Severance Agreement terminates the Amended and Restated Employment Agreement, as amended (the “Employment Agreement”), among the Company, the Bank and Mr. Crowley.  As of the Effective Date, Mr. Crowley, who previously served as the Company’s Chief Financial Officer until his reassignment to the position of Senior Vice President on May 6, 2008, will no longer be an officer or employee of the Company or the Bank.  The Severance Agreement provides for a cash payment of $55,497.75, representing three months of base salary, and the continuation of health and dental benefits for three months in lieu of any rights and payments under the Employment Agreement or any severance plan of the Company and the Bank.  A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)   Not applicable.

(d)   The following exhibit is included with this Report:

Exhibit No.	Description
10.1	Severance and Release Agreement by and among Willow Financial Bancorp, Inc., Willow Financial Bank and Joseph T. Crowley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

Date: June 23, 2008	By:	/s/ Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance and Release Agreement by and among Willow Financial Bancorp, Inc., Willow Financial Bank and Joseph T. Crowley